SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement
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MHI Hospitality Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MHI HOSPITALITY CORPORATION

March 23, 2006

Dear Stockholder:

On behalf of the Board of Directors and management of MHI Hospitality Corporation (the “Company”), I cordially invite you to attend the 2006 Annual Meeting of Stockholders to be held at the Boar’s Head Inn, located at 200 Ednam Drive, Charlottesville, Virginia on Tuesday, April 25, 2006 at 10:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, I will report on the operations of the Company. Directors and officers of the Company, as well as a representative of PKF Witt Mares, certified public accountants, will be present to respond to any questions you may have.

You will be asked to elect seven directors and to ratify the appointment of PKF Witt Mares as the Company’s independent accountants for the fiscal year ending December 31, 2006. The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR them.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Sincerely yours,

/s/ ANDREW M. SIMS
Andrew M. Sims
President and Chief Executive Officer

814 Capitol Landing Road, Williamsburg, Virginia 23185

MHI HOSPITALITY CORPORATION

814 CAPITOL LANDING ROAD

WILLIAMSBURG, VIRGINIA 23185

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 25, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of MHI Hospitality Corporation (the “Company”), will be held at the Boar’s Head Inn, located at 200 Ednam Drive, Charlottesville, Virginia, on Tuesday, April 25, 2006 at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors of the Company;

2.	To ratify the appointment of PKF Witt Mares as the Company’s independent accountants for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 1, 2006 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

A copy of the Company’s Annual Report for the year ended December 31, 2005 is enclosed.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ WILLIAM J. ZAISER
WILLIAM J. ZAISER
SECRETARY

Williamsburg, Virginia

March 23, 2006

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

MHI HOSPITALITY CORPORATION

814 CAPITOL LANDING ROAD

WILLIAMSBURG, VIRGINIA 23185

ANNUAL MEETING OF STOCKHOLDERS

APRIL 25, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MHI Hospitality Corporation (the “Company”) to be used at the 2006 Annual Meeting of Stockholders which will be held at the Boar’s Head Inn, located at 200 Ednam Drive, Charlottesville, Virginia, on Tuesday, April 25, 2006, 10:00 a.m., local time (the “Annual Meeting”). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about March 23, 2006.

All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Annual Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted (a) FOR the election as directors of the nominees named in Proposal I, (b) FOR Proposal II (ratification of independent public accountants), and (c) in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting. Your proxy may be revoked at any time prior to being voted by: (i) filing with the Company’s Corporate Secretary (William J. Zaiser, at 814 Capitol Landing Road, Williamsburg, Virginia 23185) written notice of such revocation; (ii) submitting a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and giving the Secretary notice of your intention to vote in person.

VOTING SECURITIES AND VOTE REQUIRED

The Board of Directors has fixed the close of business on March 1, 2006 (the “Record Date”) as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 6,704,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), outstanding. Each stockholder of record on the Record Date is entitled to one vote for each share held.

The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are not voted by the broker or other nominee (“broker non-votes”) will be treated as shares present at the meeting for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote with respect to those matters for which no vote is cast. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees as submitted as Proposal I proposed by the Board, or to withhold authority to vote for the nominee being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

As to the ratification of the independent accountants, which is submitted as Proposal II, a stockholder may: (i) vote “FOR” the ratification; (ii) vote “AGAINST” the ratification; or (iii) “ABSTAIN” with respect to the ratification. Unless otherwise required by law, Proposal II and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked “ABSTAIN” as to that matter.

PRINCIPAL HOLDERS

The following table sets forth the beneficial ownership of shares of common stock as of December 31, 2005 for each person or group known to the Company to be holding more than 5% of the common stock, for each director and named executive officer and for the directors and executive officers of the Company as a group. The number of shares shown represents the number of shares of common stock the person “beneficially owns,” as determined by the rules of the SEC, including the number of shares that may be issued upon redemption of partnership interests (“Units”) in MHI Hospitality Limited Partnership, L.P. (the “Operating Partnership”). The Operating Partnership is controlled by the Company as its sole general partner. The Operating Partnership is obligated to redeem each Unit at the request of the holder thereof for the cash value of one share of common stock or, at the Company’s option, one share of common stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Class (2)
Andrew M. Sims (4)(8)	605,166		8.3%
William J. Zaiser (8)	206,830		3.0%
Kim E. Sims (4)(8)	605,166		8.3%
Christopher L. Sims (4)(8)	605,166		8.3%
J. Paul Carey	11,000	(3)	*
David J. Beatty	1,000	(3)	*
General Anthony C. Zinni (USMC Ret.)	1,000	(3)	*
Edward S. Stein	335,099	(3)(5)	4.8%
Elpizo Limited Partnership (6)	725,422		9.8%
Wilmington Hotel Associates Corp. (7)	377,903		5.3%
All executive officers and directors as a group (8 persons)	2,370,427		26.2%

*	Represents less than 1% of the number of shares of common stock of the Company.
(1)	Unless otherwise indicated, the named stockholders have sole voting power with respect to all shares shown as being beneficially owned by them. Assumes that all units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable) and includes restricted stock grants that were fully vested on December 21, 2005.
(2)	The total number of shares outstanding used in calculating this percentage assumes that no Units held by other persons are exchanged for shares of common stock.
(3)	Includes 1,000 shares of restricted stock granted under our 2004 Long-Term Incentive Plan.
(4)	Andrew M. Sims, Kim E. Sims and Christopher L. Sims are siblings.
(5)	Represents 1,000 shares of restricted common stock held individually by Edward Stein, 1,000 shares of common stock held by the Weinberg & Stein pension plan and 333,099 units held by the Krichman Trust of which Edward Stein is a Trustee.
(6)	Elpizo Limited Partnership is indirectly controlled by members of the Cheong Family, including Kee Cheok Cheong, Kee Fong Cheong, Kee Seong Cheong, Kee Lai Cheong and Kee Soon Cheong.
(7)	Jeanette Sims is the sole shareholder of Wilmington Hotel Associates and is the mother of Andrew, Kim and Christopher Sims.
(8)	Andrew M. Sims, Kim E. Sims and Christopher L. Sims each received 605,166 Units in connection with our initial public offering redeemable as of December 21, 2005. On July 22, 2005, the family limited partnerships of Andrew M. Sims, Kim E. Sims and Christopher L. Sims each received 23,850, 23,849 and 23,849 Units, respectively, in connection with the Company’s acquisition of the Hilton Jacksonville Riverfront Hotel. The Units are redeemable as of July 22, 2006. The family limited partnership of William J. Zaiser received 206,830 Units in connection with our initial public offering redeemable as of December 21, 2005 and an additional 8,151 Units in connection with the acquisition of the Hilton Jacksonville Riverfront Hotel on July 22, 2005, redeemable as of July 22, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and the beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the best of the Company’s knowledge, all of the filings by the Company’s directors and executive officers, with the exception of one filing on a Form 4 for William Zaiser, Andrew Sims, Christopher Sims and Kim Sims, were made on a timely basis during the 2005 fiscal year. The Form 4 transactions for those persons were made on a Form 5 filed with the SEC on February 14, 2006. The Company is not aware of any beneficial owners of more than 10% of the Common Stock.

PROPOSAL I—ELECTION OF DIRECTORS

The directors of the Company are elected by the stockholders annually. Each director’s term of office expires at the annual meeting. Each of the directors has been nominated for election at the meeting to hold office until the 2007 annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors currently consists of seven members. Andrew M. Sims, General Anthony C. Zinni, Kim E. Sims, Christopher L. Sims, Edward S. Stein, David J. Beatty and J. Paul Carey have been nominated by the Board of Directors for terms of one year each (collectively, the “Nominees”).

The persons named as proxies in the enclosed proxy card intend to vote “FOR” the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should one or more of the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote “FOR” the election of such persons as may be recommended by the Board of Directors. If there are no substitute nominees, the size of the Board of Directors may be reduced.

Biographical Information

The principal business experience of each director and executive officer of the Company is set forth below. The executive officers and all directors have held their present positions for five years unless otherwise stated.

Nominees for Directors:

Andrew M. Sims, 49, is our President, Chief Executive Officer and Chairman of the Board and has served in such capacity since our inception. He served as President of MHI Hotels Services LLC (“MHI Hotels Services”), our management company, from 1995 until December 2004 after serving for seven years as vice president of finance and development. Andrew Sims is the brother of directors Kim and Christopher Sims. Mr. Sims currently serves on the franchise advisory board for Hilton Hotels. Mr. Sims serves as a director of MHI Hotels Services.

General Anthony C. Zinni, 62, (USMC Ret.) became a Director in December 2004 upon completion of our initial public offering. General Zinni retired from the U.S. Marine Corps after 39 years of service in October 2000. During his military career, General Zinni served as the Commanding General, First Marine Expeditionary Force from 1994 to 1996, and as Commander-in-Chief, U.S. Central Command from 1997 to 2000. General Zinni has participated in numerous humanitarian operations and Presidential diplomatic missions. In November 2001, General Zinni was appointed senior adviser and U.S. envoy to the Middle East by Secretary of State Colin Powell. Since November 2000, General Zinni has consulted in the areas of defense, military, national security, foreign policy and regional issues. General Zinni served as a professor at William & Mary College and at Virginia Military Institute, a position he held since November 2000. General Zinni currently serves as a director and member of the compensation committee of BAE Systems.

Kim E. Sims, 51, became a Director upon completion of our initial public offering and is the President and a Director of MHI Hotels Services. Mr. Sims has served as Executive Vice President of Operations of MHI Hotels Services since 1995, providing 27 years of service there. Kim Sims is the brother of Andrew and Christopher Sims.

Christopher L. Sims, 47, became a Director upon completion of our initial public offering and is an Officer and Director of MHI Hotels Services. He joined MHI Hotels Services in 1981 first as sales and general manager for the Best Western Maryland Inn in College Park until his promotion in 1988 to vice president of sales and marketing. He is First Vice President of the Prince George Conference and Visitors Bureau and a member of Hospitality Sales and Marketing Association International. Christopher Sims is the brother of Andrew and Kim Sims.

Edward S. Stein, 59, became a Director upon completion of our initial public offering and is Chairman of the Nominating, Corporate Governance and Compensation Committee. He is a founding partner of the Norfolk, Virginia law firm of Weinberg and Stein. Mr. Stein has practiced law in the areas of real estate, estate planning, probate, corporate law, business law and licensing since 1974. He is admitted to the Virginia Bar and is a member of the Norfolk and Portsmouth, Virginia Bar Associations.

David J. Beatty, 62, became a Director upon completion of our initial public offering. He began his 32-year career in finance and real estate development as head of marketing operations for George Kaufman real estate development group in 1972. He was a founder of Essex Commercial Mortgage in 1987 and founder and President of CENIT Commercial Mortgage Corp. in 1990. In 2001, Mr. Beatty founded TowneBank Commercial Mortgage, LLC, where he currently serves as President. TowneBank Commercial Mortgage specializes in placing debt and equity for the lodging industry. He has been President of Guest Quarters, Inc., Treasurer and CFO of Guest Quarters Development Group and President of mortgage financing for Lawson-Essex, Inc.

J. Paul Carey, 47, became a Director prior to completion of the initial public offering and serves as the Chairman of the Audit Committee. He is currently the Managing Partner for JPT Partners, a privately held investment partnership created to acquire and manage transaction processing companies in the education and financial services industry. Mr. Carey also serves as the Chairman for Campus Partners, LLC, the leading Perkins and Campus based loan service in the country. Prior to his position with JPT Partners, Mr. Carey served as the Chief Executive Officer of Enumerate Solutions, Inc., a venture backed software company, from November 2001 until October 2003. Mr. Carey also served as the Executive Vice President for Sallie Mae and was responsible for financial reporting from August 1997 to April 2001, and as a partner with LCL Ltd., a financial advisory management and investment firm from March 1993 to August 1997. He serves on the Board of Trustees for the University of Maryland College Park Foundation and for Trinity College.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

Executive Officers of the Company Who Are Not Directors

William J. Zaiser, 59, is our Executive Vice President, Chief Financial Officer and Treasurer. A certified public accountant, he is responsible for financial analysis, cash management, insurance, investment and financial reporting. Mr. Zaiser began his career with MHI Hotels Services as a computer consultant, and became the first corporate controller for MHI Hotels Services. In 1990, he was elected to the Board of Directors and was promoted to Vice President of Accounting for MHI Hotels Services. Before joining the hospitality industry, Mr. Zaiser was an instructor of mathematics at both the University of Maryland and Montgomery College, and is a licensed CPA in the State of Maryland. Mr. Zaiser is a member of the American Institute of Certified Public Accountants and the Hospitality Financial and Technology Professionals.

David R. Folsom, 41, is our Executive Vice President and Chief Operating Officer. He was appointed to that position in January 2006. Mr. Folsom assists the Chief Executive Officer in the execution of the Company’s strategic business plan and coordinates the Company’s capital raising and borrowing efforts, as well as sourcing and conducting due diligence on potential acquisitions to facilitate the Company’s growth. Prior to joining MHI, Mr. Folsom was Vice President of Paragon Real Estate, a Cleveland-based early stage real estate venture focusing on distressed multi-family assets. He was also formerly an investment banker with BB&T Capital Markets, where he served in the Real Estate Securities Group and Debt Capital Markets Groups. He was a member of the lead underwriting team that took MHI public in 2004.

Meetings and Certain Committees of the Board of Directors

Independent Directors

At least a majority of the Company’s directors and all of the members of the Audit Committee and the Nominating, Corporate Governance and Compensation Committee must meet the test of “independence” as defined by the AMEX. The AMEX standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has determined that each of Messrs. Carey, Beatty, Stein and Zinni satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of the Board. Therefore, the Company believes that each of such directors is independent under the AMEX rules.

The Board of Directors conducts its business through meetings of the Board of Directors and through its committees. During the fiscal year ended December 31, 2005, the Board of Directors of the Company held four regular meetings and no special meetings. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period. In addition to other committees, as of December 31, 2005, the Company had an Audit Committee and a Nominating, Corporate Governance and Compensation Committee.

The Nominating, Corporate Governance and Compensation Committee of the Company is currently comprised of Directors Stein, Carey and Beatty. All members of the Nominating, Corporate Governance and Compensation Committee are independent in accordance with the listing standards of the American Stock Exchange. This standing committee recommends to its Board of Directors a salary for the president and chief executive officer and approves officer salary adjustments. The purpose of the Nominating, Corporate Governance and Compensation Committee is to make recommendations to the Board of Directors regarding corporate governance policies and practices, recommend criteria for membership on the board of directors, nominate members to the Board of Directors, make recommendations to the Board of Directors concerning the membership, size and responsibilities of each of the committees, develop general policy relating to compensation and benefits, determine compensation for, and evaluate the performance of, our executive officers and administer our 2004 Long-Term Incentive Plan. The Nominating, Corporate Governance and Compensation Committee met three times during fiscal year 2005. The Company has adopted a written nominating committee charter that sets forth its specific functions and responsibilities of the committee. The Nominating, Corporate Governance and Compensation Committee Charter is available on our website at www.MHIHospitality.com.

The Audit Committee, a standing committee, is currently comprised of Directors Carey, Beatty and Stein. All members of the Audit Committee are independent in accordance with the listing standards of the American Stock Exchange. The Audit Committee meets with the independent accountants, PKF Witt Mares, to discuss the annual audit and any related matters. The Audit Committee is further responsible for internal controls for financial reporting. The Audit Committee has adopted a written charter which is attached to this proxy statement as Appendix A. The Audit Committee met 11 times in fiscal year 2005.

The Board of Directors has determined that J. Paul Carey qualifies as “audit committee financial expert” as defined in Item 401(h) of Regulation S-K, and that he is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act.

Report of the Audit Committee

For the fiscal year ended December 31, 2005, the Audit Committee: (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with the Company’s independent auditor, PKF Witt Mares, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received PKF Witt Mares disclosures regarding PKF Witt Mares’ independence as required by Independence Standards Board Standard No. 1 and discussed with PKF Witt Mares its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Audit Committee:

J. Paul Carey- Chairman

David J. Beatty

Edward S. Stein

Director Nomination Process

The Nominating, Corporate Governance and Compensation Committee of the Board of Directors also acts as a nominating committee for the selection of nominees for director.

In determining appropriate candidates to nominate to the Board of Directors, the Nominating, Corporate Governance and Compensation Committee will generally consider a number of factors, including the age, expertise, business experience, character and other board memberships of the candidate. In nominating members to the Board of Directors, the Nominating, Corporate Governance and Compensation Committee will consider nominees recommended by stockholders so long as the recommendation is submitted to our secretary within the timeframe required to request a proposal that will be included in the proxy materials for our next annual meeting of stockholders. However, the Nominating, Corporate Governance and Compensation Committee may, in its sole discretion, reject any such recommendation for any reason.

Under the terms of our strategic alliance agreement, MHI Hotels Services has the right to nominate one person for election to our Board of Directors at each annual meeting of stockholders for so long as Andrew Sims, Kim Sims, Christopher Sims and their affiliates and families own not less than 1.5 million Units or shares of our common stock. MHI Hotels Services nominee for director is Kim Sims. Mr. Sims is not considered independent under the corporate governance standards of the American Stock Exchange.

In addition, Andrew Sims’ employment agreement with us provides that we must nominate him to serve as a director. The nomination right afforded to MHI Hotels Services and that provided for under Andrew Sims’ employment agreement are subject to the determination of the Nominating, Corporate Governance and Compensation Committee in connection with each annual or special meeting of stockholders at which directors will be elected that the nominee satisfies the standards established by the committee for service on the board. If Andrew Sims fails to be nominated to our Board of Directors or is involuntarily removed from our Board of Directors, unless for cause or vote by the stockholders, he will receive, among other things, a severance payment equal to five times his combined salary base and actual bonus compensation for the preceding fiscal year. Andrew Sims is not independent under the corporate governance standards of the American Stock Exchange.

The Board of Directors believes that its procedures comply with the requirements of the American Stock Exchange and provide adequate assurance that nominations are approved by independent directors.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation

We pay our independent, non-employee director’s fees for their services as directors. Independent, non-employee directors receive annual compensation of $15,000, plus a fee of $750 (plus out-of-pocket expenses) for attendance in person at each meeting of the Board of Directors, and $750 for each committee meeting attended in person. Directors who attend meetings telephonically will receive a fee of $375. Directors who are also officers or employees of our Company or are affiliated with MHI Hotels Services LLC will not be paid any director fees. Directors Edward Stein and J. Paul Carey will receive an additional $5,000 per year for their services as chair of the Nominating, Corporate Governance and Compensation, and Audit Committees, respectively. Additionally, we issued 1,000 shares of restricted stock to each of the independent directors upon completion of our initial public offering. Although distributions will be paid on all restricted stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, these holders will be prohibited from selling such shares until they vest. All of the shares of restricted stock were fully vested on December 21, 2005, the first anniversary of the date of grant. For the year ended December 31, 2005, board and committee fees totaled approximately $82,000.

Executive Compensation

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by Messrs. Sims and Zaiser during the past fiscal year. No other executive officer had a salary and bonus during the fiscal year ended December 31, 2005 that exceeded $100,000 for services rendered in all capacities to the Company.

Summary Compensation Table

Name and Principal Position	Year		Salary (1)	Bonus	Long-Term Compensation		All Other Compensation
					Restricted Stock Awards (2)	LTIP Payouts
Andrew M. Sims President and CEO	2005 2004	(1)	$225,000	—	$47,500	—	$

William J. Zaiser CFO, Executive Vice President and Secretary	2005 2004	(1)	$175,000	—	$38,000	—	$

(1)	We commenced operations on December 21, 2004 upon completion of our initial public offering and no executive officers received salaries from the Company in excess of $100,000 for that year.
(2)	Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $9.50 on March 13, 2006, the date of grant, as reported on the American Stock Exchange, by the number of shares of restricted stock awarded. Mr. Sims was awarded 5,000 shares and Mr. Zaiser was awarded 4,000 shares of restricted stock based on each of the executive’s performance for the fiscal year ended December 31, 2005. The restricted stock awards vest on December 31, 2006. The dollar value of the restricted stock awards on December 30, 2005, the last day of trading before our fiscal year end, was $38,600 for Mr. Zaiser and $48,250 for Mr. Sims based on a closing price of $9.65. The executive officers will be entitled to vote and receive distributions with respect to shares of restricted common stock.

Our executive officers, including our chief operating officer who joined the Company in January 2006, will be entitled to such bonuses as may be determined by our Nominating, Corporate Governance and Compensation Committee and the board of directors from time to time. There is no guaranteed minimum bonus. We did not pay any bonus for Mr. Sims or Mr. Zaiser in 2004 or 2005. In future periods, bonuses may be payable to Messrs. Sims, Zaiser and Folsom in amounts between 20% and 30% of their base salary subject to achieving quantitative performance goals to be established annually by the Nominating, Corporate Governance and Compensation committee of the board of directors.

Employment Agreements

The employment agreements with Andrew Sims, William Zaiser and David Folsom provide for an annual salary of $225,000 for Andrew Sims, $175,000 for William Zaiser and $150,000 for Mr. Folsom. Messrs. Sims, Zaiser and Folsom will receive customary benefits, including a term life insurance policy of $1 million and disability insurance in an amount so that each will receive the same monthly payments as under his respective employment agreement in the event of his disability. As described below, the employment agreements provide these officers with severance benefits if their employment ends under certain circumstances. We believe that the agreements will benefit us by helping to retain the executives and by allowing them to focus on their duties without the distraction of the concern for their personal situations in the event of a possible change in control of our Company.

Mr. Sims’ and Mr. Zaiser’s agreements have an initial term beginning December 21, 2004 and ending on December 31, 2009. Mr. Folsom’s has an initial term beginning January 9, 2006 and ending on December 31, 2010. Thereafter, the term of the agreements will be extended for an additional year, on each anniversary of the effective date of the offering, unless either party gives 180 days prior written notice that the term will not be extended.

Andrew Sims’ employment agreement with us provides that we must nominate him to serve as a member of our Board of Directors, must include him in the proxy materials delivered to stockholders in connection with a stockholder meeting to elect directors, and recommend him for election, and must continue to nominate and recommend him for election to our board for so long as he serves as our president and chief executive officer; subject, however, to the determination of our Nominating, Corporate Governance and Compensation Committee that he satisfies the standards established for service on our board of directors. If Andrew Sims fails to be nominated to our Board of Directors or is involuntarily removed from our Board of Directors, other than for cause or vote by the stockholders, he will receive, among other things, a severance payment equal to five times his combined salary base and actual bonus compensation for the preceding fiscal year, plus indemnification for tax on such amounts.

Each of these executives will be entitled to receive benefits under his respective employment agreement if we terminate the executive’s employment without cause or the executive resigns with good reason or if there is a change in control of our Company during the term of the agreement. Under these scenarios, Messrs. Sims and Zaiser are entitled to receive the following:

•	any accrued but unpaid salary and bonuses;

•	vesting of any previously issued stock options or restricted stock;

•	payment of the executive’s life, health and disability insurance coverage for a period of 5 years following termination;

•	any unreimbursed expenses; and

•	a severance payment equal to five times the executive’s combined salary base and actual bonus compensation for the preceding fiscal year.

In the event that Mr. Folsom’s employment is terminated without cause or he resigns for good reason, Mr. Folsom is entitled to received the sum of the following amounts: any accrued but unpaid salary and bonuses; issuance and vesting of any previously granted stock options or restricted stock (including ungranted shares conditioned upon and in consideration of Mr. Folsom’s employment through dates set forth in the employment agreement), payment of life, health and disability insurance coverage for a period of three years following termination, and unreimbursed expenses; and a severance payment equal to three times of the executive’s combined salary and actual bonus compensation for the preceding fiscal year.

Each of the executives will be eligible to receive payments to compensate the executive for the additional taxes, if any, imposed on the executive under Section 4999 of the Internal Revenue Code by reason of receipt of excess parachute payments.

Each of the executives has agreed, absent a written waiver from us, during the term of their employment and for a one-year period thereafter, not to, directly or indirectly, engage in certain activities that would be in competition with us.

2004 Long-Term Incentive Plan

We have established our 2004 Long-Term Incentive Plan for the purpose of recruiting and retaining our and our affiliates’ executive officers, employees, non-employee directors and consultants. The Long-Term Incentive Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards, deferred shares, performance shares and performance units.

Administration of the Long-Term Incentive Plan is carried out by the Nominating, Corporate Governance and Compensation Committee of the Board of Directors, which we refer to in this section as the Committee. The Committee may delegate a portion of its authority under the Long-Term Incentive Plan to one or more officers.

Our officers and employees and those of our operating partnership and other subsidiaries are eligible to participate in the Long-Term Incentive Plan. Our non-employee directors and other persons that provide consulting services to us and our subsidiaries are also eligible to participate in the Long-Term Incentive Plan.

To date, none of our executive officers or directors has been granted options to purchase shares of our common stock under the Long-Term Incentive Plan or otherwise and no executive officer has received any stock award, deferred shares, performance shares or performance units.

Compensation Committee Interlocks and Insider Participation.

The Compensation Committee currently consists of Directors Stein, Beatty and Carey. No member of the Committee is, or was, an executive officer of another company whose board of directors has a comparable committee on which one of the Company’s executive officers serves. None of the executive officers of the Company is, or was during 2005, a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Compensation Committee Report on Executive Compensation

Report of the Nominating, Corporate Governance and Compensation Committee

The Nominating, Corporate Governance and Compensation Committee of the Board of Directors, which consists of three independent directors, Edward Stein, David Beatty and J. Paul Carey, is responsible for developing a general policy relating to compensation and benefits, determining compensation for, and evaluating the performance of, our executive officers, and administering our 2004 Long-Term Incentive Plan.

The Committee’s principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding managers. The Compensation Committee’s guidelines for compensation of executives are designed to provide fair and competitive levels of total compensation, while integrating pay with performance.

Executive officers are evaluated annually for performance according to individual responsibilities and contributions, as well as broader measures related to the Company’s performance and results. The Committee met 3 times in 2005. In addition to establishing and approving the compensation of the executive officers for 2006, including uniform raises of 4% of base salary, the Committee agreed to retain the services of HVS Executive Search, a compensation consulting firm, to review and comment on the Company’s existing compensation plan and policies and to make recommendations for plan enhancements.

Compensation may consist principally of base salary, performance bonuses and awards of shares of restricted common stock under the Company’s 2004 Long-Term Incentive Plan. The restricted common stock awards are intended to provide incentives to the executive officers to work towards achieving long-term operational and financial goals that will ultimately be reflected in stock value.

Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation paid to an executive officer (other than certain enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company. It is the policy of the Board of Directors and the Committee to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company’s overall objectives and executive compensation policy. None of the Company’s executive officers received compensation in 2005 in excess of the limits imposed under Section 162(m).

During 2005, the Company’s compensation for its executive officers consisted principally of base salary. The base salary amounts are provided for in each executive officer’s employment agreement. In setting these base salaries, the Board of Directors used an evaluation process considering the officer’s position, level and scope of responsibility and an evaluation of base salaries and other benefits of other executive officers of comparable REITS, including an analysis of the Company’s current operating results.

2005 Chief Executive Officer Compensation

During 2004, the Company entered into an employment agreement with Mr. Andrew Sims, the Company’s President and Chief Executive Officer. The employment agreement provided Mr. Sims a base salary for 2005 at an annual rate of $225,000, which amount is subject to annual increase by the Nominating, Corporate Governance and Compensation Committee. In the view of the Board of Directors, the initial base salary provided to Mr. Sims under his employment agreement is roughly comparable to, if not slightly lower than the average base salary awarded by comparable companies to their chief executive officers. In addition, short term compensation is provided in the form of annual bonuses. No bonus has been paid for 2005, but Mr. Sims was awarded 5,000 shares of restricted stock. For 2006, the Nominating, Corporate Governance and Compensation Committee expects that Mr. Sims may be awarded an annual bonus of up to 30% of his base salary, but the Committee will study the recommendations of the independent consultant before making any final decisions.

Compensation Committee:

Edward S. Stein—Chairman

David J. Beatty

J. Paul Carey

Comparison of Stockholder Return

The following graph compares the performance of the Company’s common stock during the December 31, 2005 fiscal year with SNL REIT Hotel Index, prepared by SNL Financial, LLC, and the Russell 2000 Index.

The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, with a median market capitalization of approximately $395 million. The SNL Hotel REIT Index is currently comprised of 15 publicly traded hotel REITs, organized for purposes substantially similar to that of the Company.

	Period Ending
Index	12/17/04	12/31/04	03/31/05	06/30/05	09/30/05	12/31/05
MHI Hospitality Corporation	100.00	99.40	91.59	100.52	100.01	103.60
Russell 2000	100.00	101.57	96.15	100.30	105.00	106.19
SNL Hotel REITS Index	100.00	103.93	96.75	106.91	107.18	114.12

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With MHI Hotels Services LLC

MHI Hotels Services is currently the management company for each of our hotels and our leased condominium resort property.

Purchase of Initial Hotels

MHI Hotels Services, our management company, is owned and controlled by Andrew Sims, our chairman and chief executive officer, Kim Sims and Christopher Sims, two of our directors, William Zaiser, our executive vice president and chief financial officer, and Steve Smith, the Executive Vice President of MHI Hotels Services. Two of our current directors, Kim and Christopher Sims, are currently officers and employees of MHI Hotels Services. Andrew, Kim and Christopher Sims and William Zaiser are also directors of MHI Hotels Services.

Strategic Alliance Agreement

On December 21, 2004, we entered into a ten-year strategic alliance agreement with MHI Hotels Services pursuant to which (i) MHI Hotels Services agrees to refer to us (on an exclusive basis) hotel acquisition opportunities in the United States presented to MHI Hotel Services, and (ii) unless a majority of our independent directors in good faith concludes for valid business reasons that another management company should manage a hotel owned by us, we agree to offer MHI Hotels Services or its subsidiaries the right to manage hotel properties that we acquire in the United States. Pursuant to the strategic alliance agreement, the Jacksonville Hilton Riverfront, acquired in July 2005, is managed by MHI Hotels Services.

In addition, during the term of the agreement, MHI Hotels Services has the right to nominate one person for election to our board of directors at our annual meeting of stockholders, subject to the approval of such nominee by our Nominating, Corporate Governance and Compensation Committee for so long as certain of our officers and directors, Andrew Sims, Kim Sims, and Christopher Sims, and their families and affiliates, hold, in the aggregate, not less than 1.5 million units or shares of our common stock.

Management Agreements

Pursuant to the terms of a management agreement, we engaged MHI Hotels Services as the property manager for our seven hotels, and intend to offer MHI Hotels Services the opportunity to manage any future hotels that we lease to our TRS Lessee. Our executive officers and certain of our directors are also directors of MHI Hotels Services.

The management agreement has a term of 10 years for our six initial hotels and a term of 10 years for each hotel we acquire in the future, including the Hilton Jacksonville Riverfront Hotel. Additionally, MHI Hotels Services benefits from the payment of management fees by us pursuant to our management agreement. MHI Hotels Services receives a base management fee equal to a percentage of the hotel’s revenues (2.0% for the first year, 2.5% for the second year and 3.0% thereafter) and an incentive fee equal to 10% of the amount by which gross operating profit of the hotels on an aggregate basis for a given year exceeds gross operating profits for the same hotels, on an aggregate basis, for a prior year, subject to a maximum amount of 0.25% of the aggregate gross revenue of the hotels.

Any amendment, supplement or modification of the management agreement must be in writing signed by all parties and approved by a majority of our independent directors. If the management agreement terminates as to all of the hotels covered in connection with a default under the management agreement, the strategic alliance agreement will also terminate.

On July 22, 2005, an indirect subsidiary of the Company acquired the Hilton Jacksonville Riverfront Hotel in Jacksonville, Florida from BIT Holdings Seventeen, Inc., for an aggregate price of $22 million. MHI Hotels, LLC (“MHI Hotels”), an affiliate of MHI Hotels Services, contributed furniture, fixtures and equipment used in the operation of the hotel and assigned its leasehold interest and other rights relating to the property to the purchaser in exchange for 90,570 units in the Company’s operating partnership, MHI Hospitality L.P., valued at approximately $913,000. MHI Hospitality L.P. agreed to provide MHI Hotels the ability to guarantee on a bottom dollar basis, a sum in connection with the loan on the Hilton Jacksonville Riverfront Hotel. MHI Hotels previously had leased the hotel from the seller pursuant to a long-term lease. The Company’s Audit Committee approved the terms of the transaction with respect to MHI Hotels.

MHI Hotels Services also provides construction services for the Company. In 2005, the Company engaged MHI Hotels Services to manage the renovation of the Hilton Philadelphia Airport. For the year ended December 31, 2005, the Company paid $70,000 in construction management fees.

Shell Island Resort

In connection with our space leases for the Shell Island Resort, we entered into sublease arrangements with MHI Hotels LLC and MHI Hotels Two, Inc., affiliates of our management Company, MHI Hotels Services. Under the sublease arrangements, MHI Hotels LLC and MHI Hotels Two, Inc. paid us a fixed annual rent of $640,000. In September 2005, MHI Hotels Services was assigned the sublease through a merger with MHI Hotels Two, Inc.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

PKF Witt Mares was the Company’s independent public accountants for the 2005 fiscal year. The Board of Directors has appointed PKF Witt Mares to be its accountants for the fiscal year ending December 31, 2006, subject to ratification by the Company’s stockholders. The engagement of PKF Witt Mares was approved in advance by the Audit Committee. A representative of PKF Witt Mares is expected to be present at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if the representative so desires.

Audit Fees. The aggregate fees billed by PKF Witt Mares for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2005 and 2004 were $174,890 and $236,621, respectively.

Audit Related Fees. The aggregate fees billed by PKF Witt Mares for assurance and related services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the years ended December 31, 2005 and 2004 were $39,425 and $77,101, respectively.

Tax Fees. The aggregate fees billed by PKF Witt Mares for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2005 and 2004 were $166,557 and $8,350, respectively.

All Other Fees. The aggregate fees billed by PKF Witt Mares for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the years ended December 31, 2005 and 2004 were $8,300 and $2,045, respectively, and consisted of assistance in accounting matters, trust examinations and assistance with benefit plans.

It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2005 and 2004 were approved by the Audit Committee prior to the service being rendered. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002. The Audit Committee has determined that the provision by PKF Witt Mares PLC (formerly Witt, Mares & Company, PLC) of services described under “Audit-Related Fees,” “Tax Fees,” and “Other Fees” is compatible with maintaining PKF Witt Mares PLC (formerly Witt, Mares & Company, PLC’s) independence from management and the Company.

Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Annual Meeting. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of PKF Witt Mares as the Company’s accountants for the 2006 fiscal year.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 2007 annual meeting of stockholders must be received by the Secretary of the Company at 814 Capitol Landing Road, Williamsburg, VA 23185 prior to November 23, 2006, which is 120 calendar days prior to the anniversary of the mailing of this proxy statement, to be considered for inclusion in the 2007 proxy material. If a stockholder wishes to present a proposal at the 2007 annual meeting, whether or not the proposal is intended to be included in the 2007 proxy material, the bylaws require that the stockholder give advance written notice to the secretary of the Company not less than 90 nor more than 120 days prior to the anniversary of the mailing date of the 2006 annual meeting materials.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2005 Annual Report to Stockholders accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 will be furnished without charge to stockholders as of the Record Date upon written request to the Secretary, MHI Hospitality Corporation, 814 Capitol Landing Road, Williamsburg, Virginia 23185.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ WILLIAM J. ZAISER
WILLIAM J. ZAISER
SECRETARY

Williamsburg, Virginia

March 23, 2006

Appendix A

CHARTER

OF THE

AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

MHI HOSPITALITY CORPORATION

(THE “CORPORATION”)

PURPOSE

The primary purposes of the committee are to oversee the following on behalf of the board of directors:

•	the Corporation’s accounting and financial reporting processes and the integrity of its financial statements;

•	the audits of the Corporation’s financial statements and the appointment, compensation, qualifications, independence and performance of the Corporation’s independent auditors;

•	the Corporation’s compliance with legal and regulatory requirements; and

•	the performance of the Corporation’s internal audit function and internal control over financial reporting.

The committee also has the purpose of preparing the audit committee report that SEC rules require the Corporation to include in its annual proxy statement.

The committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Corporation’s financial results and condition, nor the independent auditors of their responsibilities relating to the audit or review of financial statements.

ORGANIZATION

Number of members. The committee must consist of at least three directors. The board may designate a committee member as the chairperson of the committee, or if the board does not do so, the committee members will appoint a committee member as chairperson by a majority vote of the authorized number of committee members.

Independence. All committee members must have been determined by the board to be independent, as defined and to the extent required in the applicable SEC rules and American Stock Exchange listing standards, as they may be amended from time to time (the “listing standards”), for purposes of audit committee membership.

Financial literacy and Audit Committee Financial Expert. Each committee member must be financially literate upon appointment to the committee, as determined by the board in accordance with the listing standards. At all times, there should be at least one committee member who, as determined by the board, is an audit committee financial expert as defined in the SEC rules.

Appointment. Subject to any requirements of the listing standards, the board may appoint and remove committee members in accordance with the Corporation’s bylaws. Committee members will serve for such terms as the board may fix, and in any case at the board’s will, whether or not a specific term is fixed.

Service on other audit committees. The Corporation does not limit the number of public company audit committees on which a committee member serves, but if a member does serve on more than two other public company audit committees, the board must have determined that this simultaneous service would not impair the member’s ability to serve on the Corporation’s audit committee, and the Corporation must disclose this determination in its proxy statement for its annual meeting.

INDEPENDENT AUDITORS AND THEIR SERVICES

Overall authority. The committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditors engaged by the Corporation for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. The independent auditors report directly to the committee. The committee’s authority includes resolution of disagreements between management and the auditors regarding financial reporting and the receipt of communications from the auditors as may be required under professional standards applicable to the auditors.

Terms of audit and non-audit engagements. The committee must pre-approve all audit, review, attest and permissible non-audit services (including any permissible internal control-related services) to be provided to the Corporation or its subsidiaries by the independent auditors. The committee may establish pre-approval policies and procedures in compliance with applicable SEC rules.

ANNUAL FINANCIAL REPORTING

As often and to the extent the committee deems necessary or appropriate, but at least annually in connection with the audit of each fiscal year’s financial statements, the committee will:

1.	Discuss financial statements and internal control reports with management. Review and discuss with appropriate members of management and, if appropriate, representatives of the independent auditors or internal auditors:

•	the audited financial statements;

•	related accounting and auditing principles and practices; and

•	management’s assessment of internal control over financial reporting and the related report and attestation on internal control over financial reporting to be included in the Corporation’s annual report on Form 10-K (as and when these reports are required under SEC rules).

2.	Critical accounting policy report. Timely request and receive from the independent auditors (before the filing of any audit report) the report or update required pursuant to applicable SEC rules, concerning:

•	all critical accounting policies and practices to be used;

•	all alternative treatments within generally accepted accounting principles for policies and practices relating to material items that have been discussed with Corporation management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and

•	other material written communications between the independent auditors and Corporation management, such as any management letter or schedule of unadjusted differences.

3.	SAS 61 review. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as:

•	the quality and acceptability of the accounting principles applied in the financial statements;

•	new or changed accounting policies, the effect of regulatory and accounting initiatives, and significant estimates, judgments, uncertainties or unusual transactions;

•	the selection, application and effects of critical accounting policies and estimates applied by the Corporation;

•	issues raised by any “management” or “internal control” letter from the auditors, problems or difficulties encountered in the audit (including any restrictions on the scope of the work or on access to requested information) and management’s response to such problems or difficulties, significant disagreements with management, or other significant aspects of the audit; and

•	any off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons, which may have a material current or future effect on the financial condition or results of the Corporation and are required to be reported under SEC rules.

4.	MD&A. Review with appropriate members of management and the independent auditors the intended disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Corporation’s annual report on Form 10-K.

5.	ISB 1 disclosure. Receive from the independent auditors a formal written statement of all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6.	Auditor independence. Actively discuss with the independent auditors any disclosed relationships or services that may impact their objectivity and independence, and take any other appropriate action to oversee their independence.

7.	Material issues. To the extent the committee deems necessary or appropriate, discuss with the independent auditors material issues on which the Corporation’s audit team consulted the independent auditors’ national office.

8.	Recommend filing of audited financial statements. Recommend to the board whether the Corporation’s annual report on Form 10-K to be filed with the SEC should include the audited financial statements.

QUARTERLY FINANCIAL REPORTING

The committee’s quarterly review will normally include:

1.	Quarterly review. Review and discuss the quarterly financial statements of the Corporation and the results of the independent auditors’ review of these financial statements with appropriate members of management and the independent auditors.

2.	Discussion of significant matters with management. Review and discuss with Corporation management and, if appropriate, the independent auditors, significant matters relating to:

•	the quality and acceptability of the accounting principles applied in the financial statements;

•	new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions;

•	the selection, application and effects of critical accounting policies and estimates applied by the Corporation; and

•	any off-balance sheet transactions and relationships with any unconsolidated entities or any other persons that may have a material current or future effect on the financial condition or results of the Corporation and are required to be reported under SEC rules.

3.	MD&A. Review and discuss the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Corporation’s quarterly report on Form 10-Q with appropriate members of management and the independent auditors.

OTHER FUNCTIONS

Annual review of this charter. The committee will review and assess the adequacy of this charter annually and recommend any proposed changes to the full board.

Annual review of performance. The committee will evaluate its performance as the audit committee on an annual basis.

Earnings releases and other financial guidance. The committee will discuss with management earnings press releases and other published financial information or guidance provided to analysts and rating agencies. This may be conducted generally as to types of information and presentations, and need not include advance review of each release, other information or guidance.

Compliance. The committee, to the extent it deems necessary or appropriate, will periodically review with management the Corporation’s disclosure controls and procedures, internal control over financial reporting and systems and procedures to promote compliance with laws.

Risk assessment. The committee will periodically:

•	inquire of management, the members of the internal audit department and the independent auditors about the Corporation’s major financial risks or exposures;

•	discuss the steps management has taken to monitor and control such exposures; and

•	discuss guidelines and policies with respect to risk assessment and risk management.

Conduct codes. The committee will conduct any activities relating to the Corporation’s code(s) of conduct and ethics as may be delegated from time to time to the committee by the board.

Complaints and anonymous submissions. The committee will establish and maintain procedures for:

•	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

If the committee or the board so determines, the submission procedures may also include a method for interested parties to communicate directly with the board’s presiding director or with the non-management directors as a group.

Related party transactions. It is the Corporation’s policy that the Corporation will not enter into transactions required to be disclosed under item 404 of the SEC’s Regulation S-K or any other related party transactions unless the committee or another independent body of the board first reviews and approves the transactions.

Internal control over financial reporting. The committee will periodically discuss and review, as appropriate, with the internal auditor, management and the independent auditors:

•	the design and effectiveness of the Corporation’s internal control over financial reporting; and

•	any significant deficiencies or material weaknesses in that internal control, any change that has materially affected or is reasonably likely to materially affect that internal control (including special steps adopted in light of such a deficiency or weakness), and any fraud (whether or not material) that involves management or other employees who have a significant role in that internal control, that have been reported to the committee.

Reports from legal counsel. The committee will review and take appropriate action with respect to any reports to the committee from legal counsel for the Corporation concerning any material violation of securities law or breach of fiduciary duty or similar violation by the Corporation, its subsidiaries or any person acting on their behalf.

Other reviews and functions. The committee, as it may consider appropriate, may consider and review with the full board of directors, Corporation management, internal or outside legal counsel, the independent auditors or any other appropriate person any other topics relating to the purposes of the committee that may come to the committee’s attention. The committee may perform any other activities consistent with this charter, the

Corporation’s corporate governance documents and applicable listing standards, laws and regulations as the committee or the board of directors considers appropriate.

MEETINGS, REPORTS AND RESOURCES

Meetings. The committee will meet as often as it determines is necessary, but not less than quarterly. The committee may also act by unanimous written consent in lieu of a meeting. The committee may meet by telephone conference or by any other means permitted under Maryland law. The committee will meet separately and periodically with management (including the chief financial officer and chief accounting officer), internal auditors (or other personnel responsible for the internal audit function) and independent auditors. To the extent the committee deems necessary or appropriate, it will also discuss with the Corporation’s general counsel any legal matters that may materially impact the Corporation’s financial statements, internal control over financial reporting or compliance policies. In addition, the committee may meet from time to time with any other persons, as it deems necessary or appropriate.

Procedures. The committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with this charter, the bylaws or the listing standards and SEC rules. The chairperson or a majority of the committee members may call meetings of the committee. A majority of the authorized number of committee members constitutes a quorum for the transaction of committee business, and the vote of a majority of the committee members present at a meeting at which a quorum is present will be the act of the committee, unless in either case a greater number is required by this charter, the bylaws or the listing standards. The committee will keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records.

Reports. The committee will timely prepare the audit committee report required to be included in the Corporation’s annual meeting proxy statement, and report to the board on the other matters relating to the committee or its purposes, as required by the listing standards or SEC rules. The committee will also report to the board annually the overall results of its annual review of the independent auditors’ qualifications, performance and independence and the annual review by the committee of its own performance. The committee also will report to the board on the major items covered by the committee at each committee meeting, and provide additional reports to the board as the committee may determine to be appropriate, including review with the full board of any issues that arise from time to time with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function.

Committee access and investigations. The committee is at all times authorized to have direct, independent and confidential access to the independent auditors and to the Corporation’s other directors, management and personnel to carry out the committee’s purposes. The committee is authorized to conduct or authorize investigations into any matters relating to the purposes, duties or responsibilities of the committee.

Committee advisers and funding. As the committee deems necessary to carry out its duties, it is authorized to select, engage (including approval of the fees and terms of engagement), oversee, terminate and obtain advice and assistance from outside independent legal, accounting or other advisers or consultants. The Corporation will provide for appropriate funding, as determined by the committee, for payment of:

•	compensation to the independent auditors for their audit and audit-related, review and attest services;

•	compensation to any advisers engaged by the committee; and

•	ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

Reliance on others. Nothing in this charter is intended to preclude or impair the protection provided in Section 2-405.1(c) of the Maryland General Corporation Law for good faith reliance by members of the committee on reports or other information provided by others.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	MHI HOSPITALITY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

April 25, 2006

The undersigned hereby appoints the Board of Directors of MHI Hospitality Corporation (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Boar’s Head Inn, located at 200 Ednam Drive, Charlottesville, Virginia on Tuesday, April 25, 2006, at 10:00 a.m., local time, and at any and all adjournments thereof, in the following manner:

		FOR	WITHHOLD	FOR ALL EXCEPT

1.

To elect seven directors to serve for one year and until their respective successors have been duly elected and qualified.

Andrew M. Sims

General Anthony C. Zinni

Kim E. Sims

Christopher L. Sims

Edward S. Stein

David J. Beatty

J. Paul Carey

		☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the space provided below.

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of PKF Witt Mares as independent accountants for the Company for the fiscal year ending December 31, 2006.	☐	☐	☐

The Board of Directors recommends a vote “FOR” the above listed propositions.

Please check box if you plan to attend the Annual Meeting.				☐

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to sign and date	Date
this Proxy in the box below

Stockholder sign above.	Co-holder (if any) sign above.

Detach above card, sign, date and mail in postage paid envelope provided.